Exhibit 99.1

Banzai Announces $24.8 Million Debt Payoff and Restructuring Agreements with Participation from Company Insiders

Agreements to Significantly Improve Balance Sheet by Reducing Total Debt, Deferring Principal and Interest Payments, and Substantially Lowering Near-Term Cash Needs

SEATTLE – September 24, 2024 – Banzai International, Inc. (NASDAQ: BNZI) (“Banzai” or the “Company”), a leading marketing technology company that provides essential marketing and sales solutions, today announced that it entered into agreements with lenders and service providers to write off up to $5.6 million of outstanding liabilities and restructure a further $19.2 million of its existing debt obligations, improving the Company’s overall financial position by amending certain credit obligations and extending the maturity of certain debt facilities. Including the previously executed Cantor Fitzgerald fee restructuring, this represents a total of $28.8 million in anticipated reduced and restructured liabilities.

Banzai has reached an agreement with creditors to eliminate approximately $15.3 million of debt via a combination of private placement and debt restructuring, with participation from insiders including Alco Investment Company (“Alco”).

As part of the debt restructuring, a term loan with CB BF Lending is being converted to a fixed-price convertible with a maturity date extended to February 19, 2027, a two-year extension. This substantially increases the cash runway and improves working capital; we believe it will also enable the Company to achieve its near-term growth initiatives.

“These agreements are delivering on our commitments and taking meaningful steps to significantly reduce our debt burden and strengthen Banzai’s financial position,” said Joe Davy, CEO of Banzai. “I am confident that this restructure will provide the financial flexibility needed to significantly improve the company’s balance sheet, allowing us to continue executing our strategy to build a data-driven platform with essential marketing technology solutions that integrate seamlessly.

“We are committed to making progress in improving liquidity and strengthening our capital structure to position us for long-term success. We appreciate the support of our lenders and stakeholders who have demonstrated their belief in the Company’s strategy and future,” concluded Davy.

About Banzai

Banzai is a marketing technology company that provides essential marketing and sales solutions for businesses of all sizes. On a mission to help their customers achieve their mission, Banzai enables companies of all sizes to target, engage, and measure both new and existing customers more effectively. Banzai customers include Square, Hewlett Packard Enterprise, Thermo Fisher Scientific, Thinkific, Doodle and ActiveCampaign, among thousands of others. Learn more at www.banzai.io. For investors, please visit https://ir.banzai.io.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often use words such as “believe,” “may,” “will,” “estimate,” “target,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “propose,” “plan,” “project,” “forecast,” “predict,” “potential,” “seek,” “future,” “outlook,” and similar variations and expressions. Forward-looking statements are those that do not relate strictly to historical or current facts. Examples of forward-looking statements may include, among others, statements regarding Banzai International, Inc.’s (the “Company’s”): future financial, business and operating performance and goals; annualized recurring revenue and customer retention; ongoing, future or ability to maintain or improve its financial position, cash flows, and liquidity and its expected financial needs; potential financing and ability to obtain financing; acquisition strategy and proposed acquisitions and, if completed, their potential success and financial contributions; strategy and strategic goals, including being able to capitalize on opportunities; expectations relating to the Company’s industry, outlook and market trends; total addressable market and serviceable addressable market and related projections; plans, strategies and expectations for retaining existing or acquiring new customers, increasing revenue and executing growth initiatives; and product areas of focus and additional products that may be sold in the future. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which the Company operates may differ materially from those made in or suggested by the forward-looking statements. Therefore, investors should not rely on any of these forward-looking statements. Factors that may cause actual results to differ materially include changes in the markets in which the Company operates, customer demand, the financial markets, economic, business and regulatory and other factors, such as the Company’s ability to execute on its strategy. More detailed information about risk factors can be found in the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q under the heading “Risk Factors,” and in other reports filed by the Company, including reports on Form 8-K. The Company does not undertake any duty to update forward-looking statements after the date of this press release.

Investor Relations:

Chris Tyson
Executive Vice President
MZ Group - MZ North America
949-491-8235
BNZI@mzgroup.us
www.mzgroup.us

Media

Rachel Meyrowitz

Director, Demand Generation, Banzai

rachel.meyrowitz@banzai.io